As filed with the Securities and Exchange Commission on February 9, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Tremor Video, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5480343
(State of incorporation or organization)	(I.R.S. employer identification No.)

53 West 23rd Street

New York, New York 10010

(Address of principal executive offices including zip code)

Tremor Video, Inc. 2013 Equity Incentive Plan

(Full title of the plan)

William Day

President and Chief Executive Officer

Tremor Video, Inc.

53 West 23rd Street

New York, New York 10010

(646) 723-5300

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Eric Jensen Nicole Brookshire Peyton Worley Cooley LLP 1114 Avenue of the Americas New York, New York 10036 Tel: (212) 479-6000	Adam Lichstein Senior Vice President, Chief Operating Officer and General Counsel 53 West 23rd Street New York, New York 10010 Tel: (646) 723-5300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.0001 per share
— Reserved for future issuance under the Tremor Video, Inc. 2013 Equity Incentive Plan	2,044,250	(2)	$2.12	$4,333,810.00	$503.59

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of the Registrant’s common stock (the “Common Stock”) that become issuable under the Registrant’s Tremor Video, Inc. 2013 Equity Incentive Plan (the “2013 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Common Stock.

(2)          Represents additional shares of the Registrant’s Common Stock reserved for future issuance under the 2013 Plan by reason of the automatic increase provision of the 2013 Plan.  The 2013 Plan share reserve will automatically increase on January 1st of each year, for a period of ten years continuing through and including January 1st, 2023, by the lesser of 4% of the total number of shares of Common Stock outstanding on the immediately preceding December 31st, or a lesser number of shares determined by the Registrant’s Board of Directors.

(3)          Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on February 5, 2015.

EXPLANATORY NOTE

Tremor Video, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 2,044,250 shares of its common stock, par value $0.0001 per share (the “Common Stock”), issuable to eligible persons under the 2013 Equity Incentive Plan (the “2013 Plan”), which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Forms S-8 filed on June 28, 2013 (File No. 333-189682) and July 23, 2014 (file No. 333-197585) (collectively, “Prior Registration Statements.”)  The additional 2,044,250 shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provision in the 2013 Plan, which provides that the total number of shares reserved under such plan will be increased on the first day of each fiscal year pursuant to a specified formula.  Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statements referenced above.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of this Registration Statement.  The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be delivered to the participants in the plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

ITEM 3.                                                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)                                       The contents of the earlier registration statements on Forms S-8 relating to the 2013 Plan, previously filed with the Commission on June 28, 2013 (File No. 333-189682) and July 23, 2014 (File No. 333-197585);

(b)                                       The Registrant’s Annual Report on Form 10-K filed with the Commission on March 28, 2014, which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(c)                                        The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 from its Definitive Proxy Statement on Form 14A for its 2014 Annual Meeting of Stockholders, filed with the Commission on April 29, 2014;

(d)                                       The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014 filed with the Commission on, May 15, 2014, August 14, 2014, and November 14, 2014, respectively;

(e)                                        The Registrant’s Current Reports on Form 8-K filed with the Commission on January 30, 2014, March 31, 2014, June 20, 2014, June 23, 2014, July 3, 2014, October 22, 2014, October 24, 2014, and October 31, 2014;

(f)                                         The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on June 21, 2013 (File No. 001-35982) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.                                                DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.                                                INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.                                                INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation contains provisions that eliminate the liability of its directors for monetary damages to the fullest extent under applicable law.

The Registrant’s amended and restated bylaws provide that:

•                  the Registrant is required to indemnify its directors and executive officers to the extent not prohibited by law, subject to certain limited exceptions;

•                  the Registrant may indemnify its other officers, employees and agents to the extent not prohibited by law;

•                  the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by law, subject to certain limited exceptions; and

•                  the rights conferred in the amended and restated bylaws are not exclusive.

In addition, the Registrant has entered, and intends to continue to enter, into indemnification agreements with each of its current directors and officers.  These agreements provide for the indemnification of directors and officers for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant.

The Registrant currently carries liability insurance for its directors and officers for securities matters.

The indemnification provisions in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and officers is sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

See also the undertakings set out in response to Item 9 hereof.

ITEM 7.                                                EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.                                                EXHIBITS

The following exhibits are filed herewith:

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant.
4.2 (2)	Amended and Restated Bylaws of the Registrant.
4.3 (3)	Specimen stock certificate evidencing shares of common stock.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.
24.1	Power of Attorney (included on the signature page of this Form S-8).
99.1 (4)	Tremor Video, Inc. 2013 Equity Incentive Plan.

(1)         Previously filed as Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35982), filed with the U.S. Securities and Exchange Commission on July 5, 2013, and incorporated herein by reference.

(2)         Previously filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1/A (File No. 333-188813), filed with the U.S. Securities and Exchange Commission on June 14, 2013, and incorporated herein by reference.

(3)         Previously filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1/A (File No. 333-188813), filed with the U.S. Securities and Exchange Commission on June 14, 2013, and incorporated herein by reference.

(4)         Previously filed as Exhibit 10.12 to Registrant’s Registration Statement on Form S-1/A (File No. 333-188813), filed with the U.S. Securities and Exchange Commission on June 14, 2013, and incorporated herein by reference.

ITEM 9.                                                UNDERTAKINGS

1.                                      The undersigned Registrant hereby undertakes:

(a)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                    To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)                                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)                            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.                                      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 9, 2015.

TREMOR VIDEO, INC.

By:	/s/ William Day
William Day
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Day, Todd Sloan and Adam Lichstein, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Day	President, Chief Executive Officer and Director	February 9, 2015
William Day	(Principal Executive Officer)

/s/ Todd Sloan	Senior Vice President, Chief Financial Officer and Treasurer	February 9, 2015
Todd Sloan	(Principal Accounting and Financial Officer)

/s/ Paul Caine	Director	February 9, 2015
Paul Caine

/s/ Rachel Lam	Director	February 9, 2015
Rachel Lam

/s/ Warren Lee	Director	February 9, 2015
Warren Lee

/s/ James Rossman	Director	February 9, 2015
James Rossman

/s/ Robert Schechter	Director	February 9, 2015
Robert Schechter

/s/ Michael Todd	Director	February 9, 2015
Michael Todd

EXHIBIT INDEX

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant.
4.2 (2)	Amended and Restated Bylaws of the Registrant.
4.3 (3)	Specimen stock certificate evidencing shares of common stock.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.
24.1	Power of Attorney (included on the signature page of this Form S-8).
99.1 (4)	Tremor Video, Inc. 2013 Equity Incentive Plan.

(1)         Previously filed as Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35982), filed with the U.S. Securities and Exchange Commission on July 5, 2013, and incorporated herein by reference.

(2)         Previously filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1/A (File No. 333-188813), filed with the U.S. Securities and Exchange Commission on June 14, 2013, and incorporated herein by reference.

(3)         Previously filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1/A (File No. 333-188813), filed with the U.S. Securities and Exchange Commission on June 14, 2013, and incorporated herein by reference.

(4)         Previously filed as Exhibit 10.12 to Registrant’s Registration Statement on Form S-1/A (File No. 333-188813), filed with the U.S. Securities and Exchange Commission on June 14, 2013, and incorporated herein by reference.